UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 29, 2008

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7799 Pardee Lane, Oakland CA		94621
(Address of principal executive offices)		(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 29, 2008, World Heart Corporation (the “Company”) received a NASDAQ Staff Deficiency Letter indicating that the Company does not comply with Marketplace Rule 4310(c)(7). This rule requires the Company to maintain a minimum of 500,000 publicly held shares for continued listing on the NASDAQ Capital Market. For purposes of this requirement, the number of publicly held shares excludes shares held by affiliates, including officers, directors, or ten percent shareholders.  The NASDAQ staff is reviewing the Company’s eligibility for continued listing on the NASDAQ Capital Market and had asked the Company to provide, on or before November 21, 2008, the Company’s specific plan to achieve and sustain compliance with all the NASDAQ Capital Market listing requirements, including the time frame for completion of the plan. As has been previously disclosed, the Company intends to file a registration statement to register certain shares held by affiliates and others that were issued or are issuable in connection with the previously announced US$30 million private placement transaction and recapitalization.  Once the shares to be covered by the registration statement are registered, the Company expects that sales in the open market will result in an increase in the number of publicly held shares.  The Company also intends to submit a specific plan to achieve and sustain compliance with Marketplace Rule 4310(c)(7) by November 21, 2008.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99.1	Press Release dated November 4, 2008

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 4, 2008

WORLD HEART CORPORATION

	By:	/s/ David Pellone
	Name:	David Pellone
	Title:	Vice President, Finance and Chief Financial Officer

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